As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Definitive Healthcare Corp.

(Exact name of registrant as specified in its charter)

Delaware	81-3988281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

492 Old Connecticut Path, Suite 401 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Definitive Healthcare Corp. 2021 Equity Incentive Plan

(Full Title of Plans)

Matthew W. Ruderman

Chief Legal Officer

492 Old Connecticut Path, Suite 401

Framingham, MA 01701

(508) 720-4224

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jason Kent

Jean Park

Julia Boesch

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Definitive Healthcare Corp. 2021 Equity Incentive Plan (the “2021 Plan) provides that the total number of shares reserved for issuance under the 2021 Plan will automatically increase on the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2023 and ending on (and including) January 1, 2032 by a number equal to the least of (i) 5% of the total number of shares of Definitive Healthcare Corp. (the “Registrant”) Class A Common Stock (“Common Stock”) actually issued and outstanding on the last day of the preceding fiscal year, (ii) a number of shares of Common Stock determined by the Registrant’s board of directors, and (iii) 8,989,039 shares of Common Stock. Accordingly, on January 1, 2024, the number of shares of the Registrant’s Common Stock that may be issued under the 2021 Plan increased by an additional 5,828,112 shares (or, 5% of the outstanding shares of the Registrant’s Common Stock as of December 31, 2023). This Registration Statement on Form S-8 is being filed for the purpose of registering these additional shares reserved for issuance under the 2021 Plan. These additional shares of Common Stock are securities of the same class as other securities for which Registration Statements on Form S-8  were filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2021 (File No. 333-259535) and February 27, 2023 (File No.  333-270059) (collectively, the “Prior Forms S-8”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Forms S-8, to the extent relating to the registration of the Registrant’s Common Stock issuable under the 2021 Plan, are incorporated herein by reference and made part of this Registration Statement, except as modified hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents we filed with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 10-K”), which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on February 28, 2024.

(b) The description of the Registrant’s Class A Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on September 15, 2021 (File No. 001-40815) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022, including any amendment or report filed for the purpose of updating such description.

(c) The Registrant’s Current Reports on Form 8-K (File No.  001-40815) filed with the SEC on January  4, 2024 and January 16, 2024.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Definitive Healthcare Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40815) filed with the SEC on November 8, 2021).

4.2	Amended and Restated Bylaws of Definitive Healthcare Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40815) filed with the SEC on November 8, 2021).

5.1*	Legal Opinion of Cooley LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit No. 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1	The Definitive Healthcare Corp. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant’s Annual Report on Form 10-K (File. No. 001-40815) filed with the SEC on March 15, 2022).

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, State of Massachusetts, on February 28, 2024.

DEFINITIVE HEALTHCARE CORP.

By:	/s/ Richard Booth
Name:	Richard Booth
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jason Krantz or Richard Booth, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Krantz Jason Krantz	Executive Chairman and Interim Chief Executive Officer (Principal Executive Officer)	February 28, 2024

/s/ Richard Booth Richard Booth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2024

/s/ Sastry Chilukuri Sastry Chilukuri	Director	February 28, 2024

/s/ Chris Egan Chris Egan	Director	February 28, 2024

/s/ Samuel Allen Hamood Samuel Allen Hamood	Director	February 28, 2024

/s/ Jeff Haywood Jeff Haywood	Director	February 28, 2024

/s/ Jill Larsen Jill Larsen	Director	February 28, 2024

/s/ Scott Stephenson Scott Stephenson	Director	February 28, 2024

/s/ Kathleen A. Winters Kathleen A. Winters	Director	February 28, 2024

/s/ Lauren Young Lauren Young	Director	February 28, 2024